HORIZON BANCORPORATION, INC.
(the "Company")
900 53rd Avenue East
Bradenton, Florida 34203

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

DATE:	May 20, 2004
TIME:	10:30 a.m. EST
PLACE:	Hilton Garden Inn 8270 N. Tamiami Trail Sarasota, FL 34243

Dear Shareholders:

At our 2004 Annual Shareholders Meeting (the "Annual Meeting"), we will ask you to:

      Elect directors, in the number and for the terms described in the Proxy Statement; and
      Transact any other business, including shareholder proposals, that may properly come before the Annual Meeting.

If you were a shareholder of record at the close of business on April 9, 2004, you may vote at the Annual Meeting. In addition to the proxy statement and the proxy card with voting instructions, a copy of the Company's annual report on Form 10-KSB, which is not part of the proxy soliciting material, is enclosed.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy card promptly in the accompanying postage-paid envelope. You may revoke any proxy in the manner described in the Proxy Statement at any time prior to its exercise at the Annual Meeting. If you attend the Annual Meeting and prefer to vote in person, you may do so.

April 14, 2004	By Order of the Board of Directors, /S/ Charles S. Conoley Charles S. Conoley President and Chief Executive Officer

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HORIZON BANCORPORATION, INC.
900 53rd Avenue East
Bradenton, Florida 34203

PROXY STATEMENT FOR THE
2004 ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 20, 2004 Beginning at 10:30 a.m. EST

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Horizon Bancorporation, Inc., a Florida corporation (the "Company") is soliciting your proxy to vote at the Annual Meeting of the Company's shareholders on May 20, 2004 beginning at 10:30 a.m. (the "Annual Meeting"). The Annual Meeting will be held at Hilton Garden Inn, 8270 N. Tamiami Trail, Sarasota, Florida 34243. This proxy statement summarizes the information that you need to know to vote intelligently at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. We will begin sending this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on April 14, 2004, to all shareholders entitled to vote. Only shareholders who owned the Company's common stock at the close of business on April 9, 2004 (the "Record Date") are entitled to vote. On the Record Date there were 1,493,448 shares of the Company's common stock, par value $.01 per share (the "Common Stock") issued and outstanding. The Common Stock is the Company's only class of voting stock.

How many votes do I have?

Each share of the Common Stock that you own entitles you to one vote. The enclosed proxy card indicates the number of shares of the Common Stock that you own.

How do I vote by proxy?

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and return the enclosed proxy card and return it to us promptly in the accompanying envelope. Returning the proxy card will not affect your right to attend and vote at the Annual Meeting.

If you properly complete and sign the proxy card and send it to us in advance of the Annual Meeting, your "proxy" (the individual named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

  "FOR" the election of all three (3) directors.

May I revoke my proxy?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any of three ways:

    You may send in another proxy with a later date.

    You may notify the Company's Secretary in writing before the Annual Meeting that you have revoked your proxy.

    You may vote in person at the Annual Meeting.

How do I vote in person?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter or proxy from the nominee indicating that you are the beneficial owner of the shares on the Record Date in order for you to be able to vote at the meeting.

What vote is required to approve each proposal?

Item 1: Elect three directors.

The three nominees for director who receive the most votes will be elected. Therefore, if you do not vote for a particular nominee, or you indicate "withhold authority" to vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

Is voting confidential?

We keep all the proxies, ballots and voting tabulations private as a matter of practice. We let only our Inspector of Election examine these documents. We will not disclose your vote to management unless it is necessary to comply with legal requirements. We will, however, forward to management any written comments that you make, on the proxy card or elsewhere.

What are the costs of soliciting these proxies?

The Company will pay all the costs of soliciting these proxies, estimated at $6,000. In addition to mailing proxy-soliciting material, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for expenses.

GOVERNANCE OF THE COMPANY

The Board of Directors and Committees

The Company's Boards of Directors oversees the business and affairs of the Company and its sole subsidiary, Horizon Bank ("Bank"), and monitors the performance of their management. In accordance with corporate governance principles, the Board does not involve itself in the day-to-day operations of the Company. The directors keep themselves informed through discussions with key executives and the Company's principal external advisers, including legal counsel and outside auditors, by reading reports and other materials that the Company's management sends to them and by participating in Board and committee meetings.

The Board of Directors of the Company held twelve (12) meetings during the year ended December 31, 2003. Each director attended at least 75% of the aggregate of such meetings.

The Board of Directors has a standing Audit and Compliance Committee composed of Thomas C. Bennett, Jr., Michael S. Glasgow, Bruce E. Shackelford, Elizabeth Thomason and Clarence R. Urban. It met eight (8) times in 2003. Mr. Shackelford presides as chairman of the committee.

The Board of Directors does not have a standing compensation committee or nominating committee, or committees performing similar functions. It is the opinion of the Board of Directors that no nominating committee is needed because each member of the Board of Directors participates in the identification and consideration of director nominees.

Report of the Audit and Compliance Committee

The functions of the Audit and Compliance Committee are focused on three areas:

    the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements;
    the performance of the Company's internal auditors and the independence and performance of the Company's independent auditors; and
    the Company's compliance with legal and regulatory requirements.

We meet with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors, who have an unrestricted access to the Committee, and with appropriate financial personnel of the Company.

We also recommend to the Board the appointment of the independent auditors and review periodically their performance, fees and independence from management.

The Company has determined that Bruce E. Shackelford is an "audit committee financial expert" as that term is defined by the federal securities laws. The Directors who serve on the committee, including Mr. Shackelford, are all "Independent" under standards used by NASDAQ for companies whose securities trade thereon. That is, the Board of Directors has determined that none of us has a relationship to the Company that may interfere with our independence from the Company and its management.

The Board has adopted and annually reviews a written charter setting out the functions the Committee is to perform. The charter has not been amended since the 2003 Annual Meeting.

Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly represent the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discuss with us any issues they believe should be raised with us. We monitor these processes, relying without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

This year, we reviewed the Company's audited financial statements as of and for the fiscal year ended December 31, 2003, and met with both management and Francis & Company, CPAs, the Company's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

We have received from and discussed with Francis & Company, CPAs the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. We also discussed with Francis & Company, CPAs other matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (communication with audit committees), and other regulations.

Based on these reviews and discussions, we recommended to the Board of Directors that the Company's audited financial statements be included in the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2003.

Thomas C. Bennett, Jr.
Michael S. Glasgow
Bruce E. Shackelford
Elizabeth Thomason
Clarence R. Urban

Appointment of Auditors for Fiscal 2003

Upon the recommendation of the Audit and Compliance Committee, the Board has reappointed Francis & Company, CPAs as the independent public accounting firm to audit our financial statements for the fiscal year ending December 31, 2004. Representatives of Francis & Company, CPAs will not be present at the meeting.

Fees Paid to Our Independent Auditors

The fees billed by Francis & Company, CPAs for the indicated services performed during fiscal years 2002 and 2003 were as follows:

Audit Fees

Fees for audit services totaled approximately $40,650 in 2003 and $30,400 in 2002, including fees associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-QSB and assistance with regulatory filings.

Audit Related Fees

There were no fees in 2003 or 2002 for audit related services that were not disclosed above under "Audit Fees.".

Tax Fees

Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $3,200 in 2003 and $2,900 in 2002.

All Other Fees

Fees for all other services not described above totaled approximately $2,000 in 2003. There were no such fees in 2002. The 2003 fees related to advisory services in connection with a potential acquisition and assistance with the preparation of a registration statement in connection with the Company's 2003 rights offering.

The Audit and Compliance Committee considered whether the provision of non-audit services was compatible with maintaining Francis & Company, CPAs' independence.

Section 16(a) Beneficial Ownership Reporting Compliance

Because the Company had no class of equity securities registered pursuant to Section 12 of the Exchange Act during the period covered by this report, its securities were not subject to the reporting requirements of Section 16(a) of the Exchange Act.

ITEM 1. - ELECTION OF DIRECTORS

General Information

Currently, the Board of Directors is composed of ten members divided into three classes, Class I (composed of four members), Class II (composed of two members) and Class III (composed of four members). The terms of service by the directors are staggered so that the directors who belong to one of the classes are elected at each Annual Meeting, with the Class II members up for election at the 2004 Annual Meeting.

Under Florida corporate law, in the case of a Board of Directors with staggered terms, it is required that the total number of directors be apportioned among the various classes as nearly equal in numbers as possible. Accordingly, the Board of Directors has nominated Clarence R. Urban, a Class III director who would not ordinarily stand for reelection until the 2005 Annual Meeting, for election as a Class II director in addition to the current two Class II directors. If all three of the nominees are elected at this Annual Meeting, the Board of Directors will be apportioned as nearly equal as possible. Mr. Urban will have tendered his resignation as a Class III director upon his election as a Class II director at this Annual Meeting.

Directors are elected by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting. In tallying the election results, abstentions and "broker non-votes" will be disregarded.

Under both the Company's Amended and Restated Articles of Incorporation and Bylaws, vacancies occurring on the Board of Directors between Annual Meetings may be filled by the vote of a majority of the directors then in office to serve for the unexpired term of the director whose vacancy is being filled.

Each Proxy that a shareholder executes and returns will be voted according to its terms. If a Proxy does not otherwise specify, it will be voted for the election of the nominees named below. Management of the Company has received the consent of the nominees named in this Proxy Statement and their agreement to serve as directors if elected.

Information Concerning Current Directors, Executive Officers and Nominees for Director.

The biography of each nominated director of the Company follows. Three directors will be elected to serve a three-year term to expire at the Company's annual meeting in 2007. Except as otherwise indicated, each nominee has been or was engaged in his/her present or last principal occupation, in the same or a similar position, for more than five years.

The Board recommends that you vote "FOR" the election of all three nominees for director.
Name	Age	Position with Company and Bank and Principal Occupation
Thomas C. Bennett, Jr.	79

Mr. Bennett has served as a Class II director of the Company since October 2, 1998, and as a director of the Bank since October 25, 1999. He has been engaged in the real estate development business in Manatee County for the last fourteen years and in the real estate brokerage business for the last five years. He served as a director in two community banks, one of which was sold to Barnett Bank in 1983 and the other to SouthTrust Bank, N.A., in 1995.

C. Donald Miller, Jr.	65

Mr. Miller has served as a Class II director of the Company since October 2, 1998, and as a director of the Bank since October 25, 1999. He has served as President of Miller Enterprises of Manatee, Inc., which is engaged in real estate investments and other businesses, for the last seven years. He is a past President of the Manatee County Chamber of Commerce.

Clarence R. Urban	58

Clarence R. Urban has served as a Class III director since October 2, 1998, and as a director of the Bank since October 25, 1999. Also, he served as Chairman of the Company's Board of Directors from October 2, 1998 until September 17, 2003, and as Chairman of the Bank's Board of Directors from October 25, 1999 until September 17, 2003. For the past eight years, he has served as the owner and President of Arcade Lithographing Corporation and, for the past two years, as owner and President of Superior Color Plate, Inc. of Bradenton and Sarasota. Arcade is one of the largest commercial printers on the West Coast of Florida, and Superior is a leader in color separations for printers throughout the Southeast and Caribbean.

Information Concerning Directors Whose Terms Will Expire in 2005.
David K. Scherer	42

Mr. Scherer has served as a Class III director of the Company since October 2, 1998, and as a director of the Bank since October 25, 1999. For the past thirteen years, he has served as principal and the President of TDS Construction, Inc., a construction company that specializes in the construction of retail stores throughout the United States. The company has been headquartered in Bradenton, Florida, for the past eight years and was previously located in Elizabethtown, Kentucky.

Elizabeth Thomason, D.M.D.	60

Dr. Thomason has served as a Class III director of the Company since May 18, 2000, and as a director of the Bank since February 2001. Since 1996, she has served as Chief Executive Officer and the majority owner of Thomason Enterprises, Inc., a telecommunications company. From 1990 to 1996, she was engaged in the private practice of dentistry. She is a director of the Community AIDS Network of Sarasota County and is a member of the Church of the Palms Presbyterian, Sarasota, Florida.

Mary Ann P. Turner	43

Mary Ann P. Turner has served as a Class III director of the Company since October 2, 1998, as Chairman of the Company's Board of Directors since September 17, 2003, as a director of the Bank since October 25, 1999, and as Chairman of the Bank's Board of Directors since September 17, 2003. For the past eight years, she has served as the Vice President and CFO of Len-Tran, Inc., a commercial landscape contracting company with offices in Bradenton and Naples, Florida.

Information Concerning Directors Whose Terms Will Expire in 2006.
Charles S. Conoley	45

Mr. Conoley has served as a Class I director and as the President and Chief Executive Officer of the Company since October 2, 1998, and as a director and President and Chief Executive Officer of the Bank since October 25, 1999. From 1993-1998, he was a Vice President and commercial loan officer for American Bank in Bradenton, Florida, and prior that he was employed as a senior executive for affiliates of Barnett Bank in Miami and Bradenton, Florida. Mr. Conoley received his MBA in Finance and Accounting from Indiana University in Bloomington, Indiana and his undergraduate degree from Purdue University.

Michael S. Glasgow	35

Mr. Glasgow has served as a Class I director of the Company since October 2, 1998, and as a director of the Bank since October 25, 1999. He has been employed for the past eight years with USA Steel Fence, Inc., a commercial and residential fence company that has operations in Bradenton, Lakeland, Gibsonton, Englewood and St. Petersburg, Florida, serving for the last six years as President and, prior to that, for three years as vice president. Mr. Glasgow is also the owner of USA Pawn, USA Land Company, and USA Used Cars, all of Bradenton, Florida. He also serves as Vice President for USA Group, Inc., USA Real Estate, and Approved Roofing, Inc., also of Bradenton, Florida.

Barclay Kirkland, D.D.S.	59

Dr. Kirkland has served as a Class I director of the Company since May 18, 2000, and as a director of the Bank since February 2001. He has been in private practice in Bradenton for more than seven years. He is a member of the American Academy of Peridontology and the American Academy of Anti-Aging Medicine, and is active in Rotary International.

Bruce E. Shackelford	48

Bruce E. Shackelford has served as a Class I director of the Company since October 2, 1998, and as a director of the Bank since October 25, 1999. He has, for the past eight years, served as President of Four Star Tomato, Inc., R&S Sales and Management, Inc. and Western Tomato Growers & Shippers, Inc., all companies engaged in food production and distribution. He is also the general partner of Triple-S Farms, a farming operation.

BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

Beneficial Owners of More than 5% of the Common Stock:

The following table shows all persons whom we know to be "beneficial owners" of more than five percent of the Common Stock as of March 22, 2004.*

Name and Address of Beneficial Owner	Number of Shares	Percent of Class(1)
Steve F. Altheimer 6808 Pinehurst Place Bradenton, Florida 34202	112,000(2)	7.33%
Charles S. Conoley 410 68th Ct. N.W. Bradenton, Florida 34209	144,484(3)	9.18%
Tommy Duncan 417 Pullian Lane Royston, Georgia 30540	133,032(4)	8.73%
John Falkner 51450 CR 352 Decatur, Michigan	150,000(5)	9.72%
Michael Shannon Glasgow 1209-44th Avenue East Bradenton, Florida 34203	105,749(6)	6.86%
David K. Scherer 4239-63rd Street West Bradenton, Florida34209	129,242(7)	8.35%
Mary Ann P. Turner 1205-64th Street Court East Bradenton, Florida 34208	85,756(8)	5.63%
Clarence R. Urban 2108 Whitfield Park Loop Sarasota, Florida 34243	143,247(9)	9.23%

* Information relating to beneficial ownership of the Common Stock is based upon "beneficial ownership" concepts set forth in rules of the SEC under Section 13(d) of the Securities Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For instance, beneficial ownership includes spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.

(1) The percentages are based on 1,493,448 shares of Common Stock outstanding, plus shares of Common Stock that may be acquired by the beneficial owner within 60 days of March 22, 2004, by exercise of options and/or warrants.

(2) Also includes the right to acquire 33,500 shares pursuant to currently exercisable warrants.

(3) Includes 2,800 shares held as custodian for Max Conoley and 2,800 shares held as custodian for Alexandra Conoley, as to which Mr. Conoley disclaims beneficial ownership. Also includes 11,300 shares owned jointly with Mr. Conoley's wife. Also includes the right to acquire 34,380 shares pursuant to currently exercisable options and the right to acquire 46,683 shares pursuant to currently exercisable warrants (of which 600 are held as custodian for each of Alexandra Conoley and Max Conoley, as to which Mr. Conoley disclaims beneficial ownership).

(4) Also includes the right to acquire 30,152 shares pursuant to currently exercisable warrants.

(5) Also includes the right to acquire 50,000 shares pursuant to currently exercisable warrants.

(6) Includes 800 shares held as custodian for Savannah Glasgow as to which Mr. Glasgow disclaims beneficial ownership. Also includes 2,000 shares held jointly with mother Anita Glasgow and 10,910 shares held by Glasgow Horizon Limited Partnership, an affiliate. Also includes the right to acquire 47,565 shares pursuant to currently exercisable warrants.

(7) Includes 54,625 shares held jointly with his wife. Also includes the right to acquire 54,450 shares pursuant to currently exercisable warrants.

(8) Also includes the right to acquire 30,790 shares pursuant to currently exercisable warrants.

(9) Also includes the right to acquire 58,761 shares pursuant to currently exercisable warrants.

Share Ownership of Directors and Executive Officers

The following chart shows the number of shares of the Common Stock that each executive officer, director and nominee for director of the Company beneficially owns, and the total Common Stock that such persons own as a group:

Name and Address of Beneficial Owner	Number of Shares	Percent of Class(1)
Thomas C. Bennett, Jr. 6144-9th Avenue Circle, N.E. Bradenton, Florida 34202	3,541(2)	0.24%
Charles S. Conoley 410 68th Court N.W. Bradenton, Florida 34209	144,484(3)	9.18%
Michael Shannon Glasgow 1209-44th Avenue East Bradenton, Florida 34203	105,749(4)	6.86%
Barclay Kirkland, D.D.S. 2109-59th Street West Bradenton, Florida 34209	34,643(5)	2.31%
C. Donald Miller, Jr. 216 21st Street W. Bradenton, Florida 34205	9,541(6)	0.64%
David K. Scherer 4239-63rd Street West Bradenton, Florida 34209	129,242(7)	8.35%
Bruce E. Shackelford P. O. Box 91 Ellenton, Florida 34222	39,653(8)	2.62%
Elizabeth Thomason, D.M.D. 6204 98th-Street East Bradenton, Florida 34202	29,218(9)	1.95%
Mary Ann P. Turner 1205-64th Street Court East Bradenton, Florida 34208	85,756(10)	5.63%
Clarence R. Urban 2108 Whitfield Park Loop Sarasota, Florida 34243	143,247(11)	9.23%
All directors, nominees and named executive officers as a group (10)(12)	725,074	40.22%
  Information relating to beneficial ownership of the Common Stock is based upon "beneficial ownership" concepts set forth in rules of the SEC under Section 13(d) of the Securities Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For instance, beneficial ownership includes spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.
  The percentages are based on 1,493,448 shares of Common Stock outstanding, plus shares of Common Stock which may be acquired by the beneficial owner, or group of beneficial owners, within 60 days of March 22, 2004, by exercise of options and/or warrants. The percentage total differs from the sums of the individual percentages due to the differing denominators with respect to each calculation.
  Also includes right to acquire 1,541 shares pursuant to currently exercisable warrants.
  Includes 2,800 shares held as custodian for Max Conoley and 2,800 shares held as custodian for Alexandra Conoley, as to which Mr. Conoley disclaims beneficial ownership. Also includes 11,300 shares owned jointly with Mr. Conoley's wife. Also includes the right to acquire 34,380 shares pursuant to currently exercisable options and the right to acquire 46,683 shares pursuant to currently exercisable warrants (of which 600 are held as custodian for each of Alexandra Conoley and Max Conoley, as to which Mr. Conoley disclaims beneficial ownership).
  Includes 800 shares held as custodian for Savannah Glasgow as to which Mr. Glasgow disclaims beneficial ownership. Also includes 2,000 shares held jointly with mother Anita Glasgow, 10,910 shares held by Glasgow Horizon Limited Partnership, an affiliate. Also includes the right to acquire 47,565 shares pursuant to currently exercisable warrants.
  Includes 28,650 shares held jointly with his wife. Also includes 700 shares held as custodian for Cari Beth Kirkland, and 700 shares held as custodian for Chloe Fay Kirkland, as to all of which Dr. Kirkland disclaims beneficial ownership. Also includes the right to acquire 4,593 shares pursuant to currently exercisable warrants.
  Includes 2,000 shares held by his wife, as to which Mr. Miller disclaims beneficial ownership. Also includes the right to acquire 3,541 shares pursuant to currently exercisable warrants.
  Includes 54,625 shares held jointly with his wife. Also includes the right to acquire 54,450 shares pursuant to currently exercisable warrants.
  Held by Triple S Farms Profit Sharing for the benefit of Mr. Shackelford. Also includes the right to acquire 21,695 shares pursuant to currently exercisable warrants.
  Held jointly with her husband. Also includes the right to acquire 5,518 shares pursuant to currently exercisable warrants.
  Also includes the right to acquire 30,790 shares pursuant to currently exercisable warrants.

(11) Also includes the right to acquire 58,761 shares pursuant to currently exercisable warrants.

(12) Ten-year warrants to purchase Common Stock at the original offering price of $5.50 per share were issued to each director of the Company and the Bank (except Mr. Kirkland and Ms. Thomason) on the basis, subject to a certain limitation, of one warrant to purchase .8467 shares of Common Stock for each share that such director purchased in the 1999 public offering. The right to exercise the warrants vests for one-third (1/3) of the shares covered by each warrant on each anniversary of the date the Bank opened for business, so long as the holder has served continuously as a director of the Company and the Bank from the Bank's opening until the particular anniversary and has attended a minimum of seventy-five percent (75%) of the meetings during such period. A total of 206,280 warrants were issued on October 25, 1999 (the date the Bank opened for business), all of which vested on October 25, 2002.

EXECUTIVE COMPENSATION

Compensation of Executive Officer and Directors

The following table sets forth the compensation paid to the sole executive officer of the Company for the last three fiscal years:

Summary Compensation Table
		ANNUAL COMPENSATION			LONG TERM COMPENSATION
					AWARDS		PAYOUTS
Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)	Other Annual Compen-sation (e)	Restricted Stock Awards (f)	Securities Underlying Options/ SARS (g)	LTIP Payouts (h)	All Other Compen-sation (i)
Charles S. Conoley, President and CEO of the Company	2003 2002 2001	$110,000 $104,440 $101,280	$11,000 $10,500 $0	$0 $0 $0	$0 $0 $0	0 0 0	$0 $0 $0	$2,400(1) $0 $0

(1) In accordance with Company policy, Mr. Conoley received $200 for each meeting of the Board of Directors of the Bank that he attended.

The Company does not have any Long Term Incentive Plans in effect.

In 2003, each Director received $200 for each meeting of the Board of Directors of the Bank attended, with the Chairman receiving $300 per meeting attended.

Options/SAR Grants in Last Fiscal Year
Name (a)	Number of Securities Underlying Options/SARs Granted (b)	Percent of Total Options/SARs Granted To Employees In Fiscal Year (c)	Exercise Or Base Price ($/Sh) (d)	Expiration Date (e)
Charles S. Conoley	3,000	17.5%	$7.00	12/31/2013

Aggregated Option/SAR Exercises
in Last Fiscal Year and Fiscal Year End Option/SAR Values
Name (a)	Shares Acquired on Exercise (b)	Value Realized (c)	Number of Securities Underlying Unexercised Options/SAR's at FY-End Exercisable/Unexercisable (d)	Value of Unexercised in-the-Money Options/SAR's at FY-End Exercisable/ Unexercisable (e)(1)
Charles S. Conoley	0	0	34,380/3,000	$51,570/$0
  Dollar values calculated by determining the difference between the estimated fair market value of the Common Stock at December 31, 2003 (i.e., $7.00 per share) and the exercise price of such options (i.e., $5.50 for the 34,380 currently exercisable options, and $7.00 for the 3,000 currently unexercisable options).

Equity Compensation Plan Information

The following chart sets forth information relating to the Company's stock option plan:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluded securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	60,420	$6.14	75,580
Equity compensation plans not approved by security holders	34,380(1)	$5.50	-0-
Total	94,800		75,580

(1) These ten-year options were granted to Charles S. Conoley, the President and Chief Executive Officer, under an individual compensation arrangement on October 28, 1998, the date the Bank opened for business. The options vested over five years, i.e. on October 28, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2002 and 2003, the Bank loaned funds to certain of the Company's directors in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable transactions with other customers, and which did not involve more than the normal risk of collectibility or present other unfavorable features.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The management of the Company knows of no matters other than those above that are to be brought before the 2004 Annual Meeting. However, if any other matter should be presented for consideration and voting at the Annual Meeting or any adjournment thereof, it is the intention of the person named in the enclosed form of Proxy to vote the Proxy in accordance with his judgment of what is in the best interest of the Company.

INFORMATION ABOUT SHAREHOLDER PROPOSALS

If you wish to submit proposals to be included in the Company's 2005 Proxy Statement, the Company must receive them on or before December 1, 2004. Please address your proposals to Mr. Conoley at the Company.

Under the Company's Bylaws, if you wish to nominate directors or bring other business before the shareholders:

    You must notify the Company's Secretary in writing not less than 30 days before the Annual Meeting.

    If the Company gives you fewer than 40 days' notice or prior public disclosure of the meeting date, however, you may notify the Company's Secretary within 10 days after the notice of the meeting date was mailed or publicly disclosed.

    Your notice must contain the specific information that the Company's Bylaws require.

Please note that these requirements relate only to matters that you wish to bring before your fellow shareholders at an Annual Meeting. They are separate from the SEC's requirements, if any, to have your proposal included in the Company's proxy statement.

If you would like a copy of the Company's Bylaws, the Company will send you one without charge at your request.

BY ORDER OF THE BOARD OF DIRECTORS
/S/ Charles S. Conoley Charles S. Conoley President and Chief Executive Officer

PROXY
Horizon BANCORPORATION, INC. 900 53rd Avenue East Bradenton, Florida 34203

This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints Charles S. Conoley, as Proxy with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below all the shares of the common stock of Horizon Bancorporation, Inc. held of record by the undersigned on April 9, 2004, at the Annual Meeting of Shareholders to be held on May 20 2004, or any adjournment thereof.

  ELECTION OF DIRECTORS (The Board of Directors recommends a vote "FOR" all nominees listed below.)
[ ] FOR all nominees listed below (except as marked to the contrary below)	[ ] WITHHOLD AUTHORITY for all nominees listed below.	[ ] ABSTAIN
Class II (Terms expiring in 2007) Thomas C. Bennett, Jr. C. Donald Miller, Jr. Clarence R. Urban

  (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

  IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS
  AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

[ ] YES [ ] NO

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of all listed nominees and, at the Proxy's direction, on any other matter that may properly come before the Annual Meeting. Please sign exactly as name appears below. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	______________________________________, 2004 Date ____________________________________________ Signature ____________________________________________ Signature if held jointly